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H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11




     Common stock equivalents identified by the Company in determining its earnings per common share are stock options, restricted stock awards, stock appreciation rights and the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of earnings
(loss) per common share:


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


                                                      For the Three Months Ended     For the Nine Months Ended
                                                            September 30,                 September 30,
                                                     ---------------------------    ---------------------------
                                                        1994             1993          1994            1993
                                                     -----------     -----------    -----------     -----------
                                                            (dollars in thousands, except per share data)
Primary earnings (loss) per common share:

  Net earnings (loss)                                $    68,527     $    69,989    $   197,423     $  (188,137)
  Less accumulated dividends on preferred stock          (12,607)        (11,026)       (37,823)        (25,523)
                                                     -----------     -----------    -----------     -----------
      Net earnings (loss) attributable
        to common shares                             $    55,920     $    58,963    $   159,600     $  (213,660)
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      117,017,987     116,844,773    117,002,725     116,764,172
  Dilutive effect of outstanding common stock
    equivalents                                          585,346         430,910        387,150         469,916
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    earnings per share                               117,603,333     117,275,683    117,389,875     117,234,088
                                                     ===========     ===========    ===========     ===========
      Primary earnings (loss) per common share       $      0.48     $      0.50    $      1.36     $     (1.82)
                                                     ===========     ===========    ===========     ===========


Fully diluted earnings (loss) per common share:

  Net earnings (loss)                                $    68,527     $    69,989    $   197,423     $  (188,137)
  Less accumulated dividends on preferred stock           (8,295)         (8,295)       (24,885)        (25,523)
                                                     -----------     -----------    -----------     -----------
      Net earnings (loss) attributable
        to common shares                             $    60,232     $    61,694    $   172,538     $  (213,660)
                                                     ===========     ===========    ===========     ===========

  Weighted average number of common shares
    outstanding                                      117,017,987     116,844,773    117,002,725     116,764,172
  Dilutive effect of outstanding common stock
    equivalents                                       12,404,964       7,788,407     12,407,524         469,916
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    earnings per share                               129,422,951     124,633,180    129,410,249     117,234,088
                                                     ===========     ===========    ===========     ===========
      Fully diluted earnings (loss)                  $      0.47     $      0.50    $      1.33     $     (1.82)
        per common share                             ===========     ===========    ===========     ===========

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